Exhibit 12(c)

Notice to shareholders regarding the Fund’s distributions

We are providing shareholders of the Fund listed below with information concerning the portion of the distribution made November 30th, 2016 that was from a source other than net investment book income. No action is required on your part.

Alpine Global Dynamic Dividend Fund (AGD)

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the level distribution plan. The amounts and sources of distributions reported in this notice are estimates based upon fiscal year-to-date activity, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Distribution Estimates1

			Current Distribution				Current Distribution (%)
			Net	Short			Net				Current Annualized	Five Year Average
Fund	Fiscal Year	Total Current	Investment	Term	Long Term	Return of	Investment	Short Term	Long Term	Return of	Distribution Rate on	Annual Total
Ticker	End	Distribution	Income	Gains	Gains	Capital	Income	Gains	Gains	Capital	NAV [1]	Return on NAV [1]
AGD	31-Oct-17	0.0650	0.0245	-	-	0.0405	37.6%	0.0%	0.0%	62.4%	7.83%	7.08%
.
			Cumulative Distribution				Cumulative Distribution (%)
		Total	Net	Short			Net				Cumulative Fiscal	Cumulative Fiscal
Fund	Fiscal Year	Distributions	Investment	Term	Long Term	Return of	Investment	Short Term	Long Term	Return of	Year Distributions	Year Total Return
Ticker	End	Fiscal Year[1]	Income	Gains	Gains	Capital	Income	Gains	Gains	Capital	as a % of NAV [1]	on NAV [1]
AGD	31-Oct-16	0.7800	0.7513	-	-	0.0287	96.3%	0.0%	0.0%	3.7%	7.65%	1.04%

1 Based on the Fund’s NAV as of October 31st, 2016

While NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s investment in the Fund. The value of a shareholder’s investment is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market.

The payment of dividend distributions in accordance with the level distribution policy may result in a decrease in the Fund’s net assets. A decrease in the Fund’s net assets may cause an increase in the Fund’s annual operating expenses and a decrease in the Fund’s market price per share to the extent the market price correlates closely to the Fund’s net asset value per share. The level distribution policy may also negatively affect the Fund’s investment activities to the extent that the Fund is required to hold larger cash positions than it typically would hold or to the extent that the Fund must liquidate securities that it would not have sold, for the purpose of paying the dividend distribution. The level distribution policy may, under certain circumstances, cause the amounts of taxable distributions to exceed the amount minimally required to be distributed under the tax rules, such excess will be taxable as ordinary income to the extent loss carry forwards reduce the required amount of capital gains distributions in that year. The Board of Trustees has the right to amend, suspend or terminate the level distribution policy at any time. The amendment, suspension or termination of the level distribution policy may affect the Fund’s market price per share. Shareholders of shares of the Fund held in taxable accounts who receive a dividend distribution (including shareholders who reinvest in shares of the Fund pursuant to the Fund’s dividend reinvestment plan) must adjust the cost basis to the extent that a dividend distribution contains a return of capital. Investors should consult their tax advisor regarding federal, state, and local tax considerations that may be applicable in their particular circumstances.

Notice to shareholders regarding the Fund’s distributions

We are providing shareholders of the Fund listed below with information concerning the portion of the distribution made December 30th, 2016 that was from a source other than net investment book income. No action is required on your part.

Alpine Global Dynamic Dividend Fund (AGD)

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the level distribution plan. The amounts and sources of distributions reported in this notice are estimates based upon fiscal year-to-date activity, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Distribution Estimates1

			Current Distribution				Current Distribution (%)
			Net	Short			Net				Current Annualized	Five Year Average
Fund	Fiscal Year	Total Current	Investment	Term	Long Term	Return of	Investment	Short Term	Long Term	Return of	Distribution Rate on	Annual Total
Ticker	End	Distribution	Income	Gains	Gains	Capital	Income	Gains	Gains	Capital	NAV [1]	Return on NAV [1]
AGD	31-Oct-17	0.0650	0.0278	-	-	0.0372	42.8%	0.0%	0.0%	57.2%	7.74%	8.13%
.
			Cumulative Distribution				Cumulative Distribution (%)
		Total	Net	Short			Net				Cumulative Fiscal	Cumulative Fiscal
Fund	Fiscal Year	Distributions	Investment	Term	Long Term	Return of	Investment	Short Term	Long Term	Return of	Year Distributions	Year Total Return
Ticker	End	Fiscal Year[1]	Income	Gains	Gains	Capital	Income	Gains	Gains	Capital	as a % of NAV [1]	on NAV [1]
AGD	31-Oct-17	0.1300	0.0557	-	-	0.0743	42.8%	0.0%	0.0%	57.2%	7.65%	1.97%

1 Based on the Fund’s NAV as of November 30th, 2016

While NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s investment in the Fund. The value of a shareholder’s investment is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market.

The payment of dividend distributions in accordance with the level distribution policy may result in a decrease in the Fund’s net assets. A decrease in the Fund’s net assets may cause an increase in the Fund’s annual operating expenses and a decrease in the Fund’s market price per share to the extent the market price correlates closely to the Fund’s net asset value per share. The level distribution policy may also negatively affect the Fund’s investment activities to the extent that the Fund is required to hold larger cash positions than it typically would hold or to the extent that the Fund must liquidate securities that it would not have sold, for the purpose of paying the dividend distribution. The level distribution policy may, under certain circumstances, cause the amounts of taxable distributions to exceed the amount minimally required to be distributed under the tax rules, such excess will be taxable as ordinary income to the extent loss carry forwards reduce the required amount of capital gains distributions in that year. The Board of Trustees has the right to amend, suspend or terminate the level distribution policy at any time. The amendment, suspension or termination of the level distribution policy may affect the Fund’s market price per share. Shareholders of shares of the Fund held in taxable accounts who receive a dividend distribution (including shareholders who reinvest in shares of the Fund pursuant to the Fund’s dividend reinvestment plan) must adjust the cost basis to the extent that a dividend distribution contains a return of capital. Investors should consult their tax advisor regarding federal, state, and local tax considerations that may be applicable in their particular circumstances.

Notice to shareholders regarding the Fund’s distributions

We are providing shareholders of the Fund listed below with information concerning the portion of the distribution made January 31st, 2017 that was from a source other than net investment book income. No action is required on your part.

Alpine Global Dynamic Dividend Fund (AGD)

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the level distribution plan. The amounts and sources of distributions reported in this notice are estimates based upon fiscal year-to-date activity, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Distribution Estimates1

			Current Distribution				Current Distribution (%)
			Net	Short			Net				Current Annualized	Five Year Average
Fund	Fiscal Year	Total Current	Investment	Term	Long Term	Return of	Investment	Short Term	Long Term	Return of	Distribution Rate on	Annual Total
Ticker	End	Distribution	Income	Gains	Gains	Capital	Income	Gains	Gains	Capital	NAV [1]	Return on NAV [1]
AGD	31-Oct-17	0.0650	0.0435	-	-	0.0215	67.0%	0.0%	0.0%	33.0%	7.60%	9.30%
.
			Cumulative Distribution				Cumulative Distribution (%)
		Total	Net	Short			Net				Cumulative Fiscal	Cumulative Fiscal
Fund	Fiscal Year	Distributions	Investment	Term	Long Term	Return of	Investment	Short Term	Long Term	Return of	Year Distributions	Year Total Return
Ticker	End	Fiscal Year[1]	Income	Gains	Gains	Capital	Income	Gains	Gains	Capital	as a % of NAV [1]	on NAV [1]
AGD	31-Oct-17	0.1950	0.1306	-	-	0.0644	67.0%	0.0%	0.0%	33.0%	7.65%	4.55%

1 Based on the Fund’s NAV as of December 31st, 2016

While NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s investment in the Fund. The value of a shareholder’s investment is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market.

The payment of dividend distributions in accordance with the level distribution policy may result in a decrease in the Fund’s net assets. A decrease in the Fund’s net assets may cause an increase in the Fund’s annual operating expenses and a decrease in the Fund’s market price per share to the extent the market price correlates closely to the Fund’s net asset value per share. The level distribution policy may also negatively affect the Fund’s investment activities to the extent that the Fund is required to hold larger cash positions than it typically would hold or to the extent that the Fund must liquidate securities that it would not have sold, for the purpose of paying the dividend distribution. The level distribution policy may, under certain circumstances, cause the amounts of taxable distributions to exceed the amount minimally required to be distributed under the tax rules, such excess will be taxable as ordinary income to the extent loss carry forwards reduce the required amount of capital gains distributions in that year. The Board of Trustees has the right to amend, suspend or terminate the level distribution policy at any time. The amendment, suspension or termination of the level distribution policy may affect the Fund’s market price per share. Shareholders of shares of the Fund held in taxable accounts who receive a dividend distribution (including shareholders who reinvest in shares of the Fund pursuant to the Fund’s dividend reinvestment plan) must adjust the cost basis to the extent that a dividend distribution contains a return of capital. Investors should consult their tax advisor regarding federal, state, and local tax considerations that may be applicable in their particular circumstances.